Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-7

*CUSIP:	21988K834	Class	A-1
	21988KAN7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 31, 2012.

INTEREST ACCOUNT

Balance as of August 15, 2012	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
Interest portion of December 31, 2012 Call Price received December 31, 2012 upon exercise of Call Warrants by certain of the holders thereof	$226,765.89
Contribution from Trustee	$0.00
LESS:
Distribution of interest to Class A-1 Holders on December 31, 2012	-$187,425.00
Distribution of interest to Class A-2 Holders on December 31, 2012	-$1,069.89
Distribution to Class A-2 Holders of Amortizing Notional Amount on December 31, 2012	-$38,271.00
Distribution to Depositor	-$0.00
Distribution to Trustee	$0.00
Balance as of December 31, 2012	$0.00

PRINCIPAL ACCOUNT
Balance as of August 15, 2012	$0.00
Scheduled Principal received on securities	$0.00
Principal portion of December 31, 2012 Call Price received December 31, 2012 upon exercise of Call Warrants by certain of the holders thereof	$7,875,000.00
LESS:
Distribution of principal to Class A-1 Holders on December 31, 2012	-$7,875,000.00
Distribution of $7,875,000 principal amount of underlying securities to certain Call Warrants Holders on December 31, 2012
Balance as of December 31, 2012	$0.00

UNDERLYING SECURITIES HELD AS OF December 31, 2012

Principal Amount	Title of Security
$22,125,000	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.